This Warrant has not been registered under the Securities Act of 1933, as amended (the "1933 Act"). The Warrant has been acquired for investment purposes only and not with a view to distribution or resale, and may not be sold, transferred, made subject to a security interest, pledged, hypothecated or otherwise disposed of unless and until registered under the 1933 Act, or an opinion of counsel for the company is received that registration is not required under such 1933 Act.


No.BW-1
                          COMMON STOCK PURCHASE WARRANT

                      THE RATTLESNAKE HOLDING COMPANY, INC.
                            (A Delaware Corporation)

                               As of June 28, 1998


                  This certifies that, for value received,

                           Commonwealth Associates, Inc.
                           830 Third Avenue
                           New York, NY 10022

(the "Warrantholder") is entitled to purchase the Shares (as defined below) from THE RATTLESNAKE HOLDING COMPANY, INC., a Delaware corporation (the "Company"), at any time after 9:00 A.M., New York time, on June 1, 1998 and ending on May 31, 2003 (the "Exercise Period"). The Warrantholder is entitled to purchase that number of whole shares ("Shares") of authorized but unissued common stock of the Company, par value $.001 per share ("Common Stock") which is computed by dividing the Warrant Amount by the Warrant Price (as such terms are defined in Section 6). The Warrant Price is subject to adjustment from time to time as set in Section 7.

     This Warrant does not entitle the Warrantholder, as such, to any of the rights of a stockholder of the Company.

     SECTION 1. Transferability of Warrant.

     1.1 Registration. This Warrant shall be numbered and shall be registered on the books of the Company when issued.

     1.2 Transfer. This Warrant shall be transferable only on the books of the Company maintained at its principal office, upon surrender to the Company, at its principal office of this Warrant, together with the transfer form annexed hereto duly filled in and signed. Upon registration of transfer, the Company shall issue a new Warrant of like tenor to the named transferee.

     1.3 Limitations on Transfer of Warrant. This Warrant shall be transferred only in compliance with applicable securities laws as applied by counsel to the Company

     1.4 Legend on Securities. Each certificate for securities issued upon exercise of this Warrant shall bear appropriate restrictive legends thereon.

     1.5 Registration. The Company covenants and agrees as follows. In the event the Company shall at any time during the period of four (4) years from the date hereof, seek to register any of its securities (on its behalf or on behalf of a selling stockholder), under the Securities Act of 1933, as amended (the "Act"), on each such occasion, it shall furnish each Holder of Warrants or person owning Shares which are restricted securities with at least thirty (30) days' written notice thereof and each Holder and person shall have the right, without cost or expense, to include such Shares in such registration statement. The Holders shall exercise the "piggy-back rights" by giving written notice to the Company within twenty (20) days of receipt of the written notice from the Company. The above is subject to the reasonable approval of any underwriter for the Company involved with such registration statement.

     SECTION 2. Exercise of Warrants.

     2.1 Payment. Subject to the terms of this Warrant, the Warrantholder shall have the right, at any time during the Exercise Period, to purchase from the Company up to the number of whole Shares which the Warrantholder may at the time be entitled to purchase pursuant to this Warrant, upon surrender to the Company, at its principal office, of this Warrant, together with the exercise form annexed hereto duly filled in and signed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 6 and 7 hereof), for the number of Shares in respect of which such Warrant is then exercised. Payment of the aggregate Warrant Price shall be made in cash or by certified or cashiers check payable to the Company.

     2.2 Partial Exercise. If the Warrantholder does not fully exercise this Warrant, then a Warrant of like tenor to this Warrant shall be issued to the Warrantholder, except that the Warrant Amount set forth in the new Warrant shall be reduced by the amount of the aggregate Warrant Price paid upon such partial exercise.

     2.3 Issuance of Shares. Upon such surrender of the Warrant and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered to the Warrantholder, within 10 days thereafter, a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant issued in the name of the Warrantholder, together with cash in respect of any fractional Shares as set forth herein. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of the Warrant and payment of the Warrant Price, as aforesaid, notwithstanding that the certificates representing the Shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.

     2.4 Fractional Share. If upon the conversion of all of the Warrant Amount, the computation results in a fraction of a Share, such Fractional Share shall not be issued, but the Company shall instead pay a sum in cash to the Warrantholder equal to such fraction multiplied by the Current Market Price as defined in Section 7.2.

     SECTION 3. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of the Shares, provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer of this Warrant or the Shares.

     SECTION 4. Mutilated or Missing Warrant. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue in exchange and substitution for, and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the lost, stolen, or destroyed Warrant, a new Warrant of like tenor, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and receipt of an indemnity agreement satisfactory in form and amount at the Warrantholder's cost. Such Warrantholder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     SECTION 5. Reservation of Common Stock. There has been reserved, and the Company shall at all times keep reserved so long as any of the Warrants remain outstanding, out of its authorized Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants will be irrevocable authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose.

     SECTION 6. Warrant Amount; Warrant Price.

     (a) The term "Warrant Amount" shall mean $37,500

     (b) The term "Warrant Price" shall mean five cents ($.05).


     SECTION 7. Adjustment of Warrant Price.

     7.1 Adjustment. The Warrant Price shall be subject to adjustment from time to time as follows:

     (i) If the Company shall at any time or from time to time after the date hereof, issue any shares of Common Stock other than Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Common Stock ("Subject Issuance"), the Warrant Price in effect immediately prior to each such issuance shall forthwith (except as provided in this clause (i)) be adjusted to a price equal to the quotient obtained by dividing:

     (A) an amount equal to the sum of

     (x) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below) multiplied by the Warrant Price in effect immediately prior to such issuance, plus

     (y) the consideration received by the Company upon the Subject Issuance,

     by

     (B) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below) immediately after such issuance.

     For the purposes of any adjustment of the Warrant Price pursuant to this clause (i), the following provisions shall be applicable:

     (1) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance of sale thereof.

     (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors, irrespective of any accounting treatment.

     (3) In the case of the issuance of (x) options to purchase or rights to subscribe for Common Stock, (y) securities by their terms convertible into or exchangeable for Common Stock or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities:

     (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

     (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

     (C) on any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Warrant Price shall forthwith be readjusted to such Warrant Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

     (D) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Warrant Price shall forthwith be readjusted to such Warrant Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

     (ii) "Excluded Stock" shall mean shares of Common Stock (1) issued as a stock dividend payable in shares of Common Stock or upon any subdivision or split-up of the outstanding shares of Common Stock; (2) issued upon exercise of the Warrants; (3) issued upon exercise of stock options granted under the Company's stock option plans, (4) issued in connection with the Ottomanelli merger transaction and the conversion of certain outstanding securities; (5) issued upon exercise of all outstanding warrants and the conversion of all outstanding convertible securities; (6) issued in connection with the Proposed Private Placement and (7) which are issuable in connection with other employee stock options or employee stock purchase rights approved by the Board of Directors of the Company granted or issued by the Company subsequent to the date hereof.

     (iii) If, at any time after the date hereof, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be decreased by a percentage equal to the percentage increase in outstanding shares of Common Stock.

     (iv) If, at any time after the date hereof, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Warrant Price shall be increased by a percentage equal to the percentage decrease in outstanding shares of Common Stock.

     (v) If, at any time after the date hereof, the Company shall declare a cash dividend upon its Common Stock payable otherwise than out of earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, other assets or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the remainder of (x) the Current Market Price of one share of Common Stock less (y) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the stock, securities, evidences of indebtedness, assets, options or rights so distributed in respect of one share of Common Stock, and of which the denominator shall be such Current Market Price. Such adjustment shall be made on the date such dividend or distribution is made, and shall become effective at the opening of business on the next business day following the record date for the determination of stockholders entitled to such dividend or distribution.

     (vi) If, at any time after the date hereof, there is any capital reorganization, or any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the continuing Company and which does not result in any change in the terms of the Common Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Company as an entirety to any other person, then after such reorganization, reclassification, consolidation, merger, sale or other disposition, this Warrant shall be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the Company resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon such exercise would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this Section 7.1 (vi) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

     (vii) All calculations under this Section 7.1 shall be made to the nearest one tenth (1/10) of a cent or to the nearest one tenth (1/10) of a share, as the case may be.


     7.2 Current Market Price. For the purpose of any computation pursuant to this Section 7, the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days ending no more than 15 days before the day in question (as adjusted for any stock dividend, split-up, combination or reclassification that took effect during such 30 trading day period). The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on such day, or if, on any day in question, the Common Stock shall not be quoted on the NASDAQ, then such price shall be equal to the last reported bid and asked prices on such day as reported by the National Quotation Bureau, Inc. or any similar reputable quotation and reporting service, if such quotation is not reported by the National Quotation Bureau, Inc.); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this Section 7.2 are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Company, or if such determination cannot be made, by a nationally recognized independent investment banking firm selected by the Board of Directors.

     7.3  Occurrence  of  Event.  In any case in which the  provisions  of this
Section 7 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (a) issuing to the Warrantholder who has exercised this Warrant after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion or exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment and (b) paying to such holder any amount in cash in lieu of a fractional share of capital stock provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

     7.4 Filing of Statement re Adjustment. Whenever the Warrant Price shall be adjusted as provided in this Section 7, the Company shall forthwith file, at the office of the transfer agent for the Common Stock or at such other place as may be designated by the Company, a statement, signed by its independent certified public accountants, showing in detail the facts requiring such adjustment and the Warrant Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first-class certified mail, return receipt requested, postage prepaid, to the Warrantholder at its or his address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 7.5.

     7.5 Notice. In the event the Company shall propose to take any action of the types described in clauses (i), (iii), (iv), (v) or (vi) of Section 7.1, the Company shall give notice to the Warrantholder, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Warrant Price and the number, kind or class of shares of other securities or property which shall be purchasable upon the occurrence of such action or deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     7.6 Fully Paid. All Shares which may be issued in connection with the exercise of this Warrant will, up on issuance by the Company in accordance with the terms of this Warrant, be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto.

     SECTION 8. Entire Agreement. This Warrant and the Purchase Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangement or understanding with respect thereto.

     SECTION 9. Headings. The headings of the various sections of this Warrant have been inserted for convenience of reference only and shall not be deemed to be a part of this Warrant.

     SECTION 10. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

     SECTION 11. Governing Law. This Warrant shall be governed by and construed in accordance with, (a) the laws of the State of New York applicable to contracts made and to be performed wholly therein, and (b) the laws of the State of Delaware applicable to corporations organized under the laws of such State.

     IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the date first written above.

                                      THE RATTLESNAKE HOLDING COMPANY, INC.




                                    By_______________________________________
                                             Authorized Signature

                                  EXERCISE FORM

                (to be signed only upon exercise of this Warrant)



     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _____________ shares of Common Stock (the "Purchased Shares"); and, if the Purchased Shares shall not be all the Shares purchasable hereunder, then a new Warrant certificate for the balance of the Warrant Amount shall be issued in the name of the undersigned Warrantholder and delivered to the address stated below. This Exercise Form is accompanied by cash or a certified or cashier's check payable to The Rattlesnake Holding Company, Inc. in the amount of $___________________, representing the aggregate Warrant Price of this exercise.


Dated:  ______________________, 19___

Name of Warrantholder: ________________________________
                                                    (Please Print)


Address:_________________________________________________________

            _________________________________________________________

Signature: ___________________________


     Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever and the signature must be guaranteed by a commercial bank or securities broker having its principal place of business in the City, County and State of New York.

                                 ASSIGNMENT FORM

                 (To be signed only upon assignment of Warrant)



     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________

     _________________________________________________________________________
(Name and  Address  of  Assignee  must be  printed  or  typewritten)  the within
Warrant,      hereby      irrevocably      constituting      and      appointing
_________________________________________________________________________
attorney to transfer said Warrant on the books of The Rattlesnake Holding Company, Inc., with full power of substitution in the premises.


Dated:



                                                ______________________________
                                                Signature of Warrantholder


_______________________________
Signature Guaranteed


     Note: The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever and the signature must be guaranteed by a commercial bank or securities broker having its principal place of business in the City, County and State of New York.